Exhibit 99.4

Registered Number 05796284 England

CLM Delivery Partner Ltd

Annual Report

for the year ended 31 December 2007

CLM Delivery Partner Ltd

Annual Report
for the year ended 31 December 2007

Contents

Page

Profit and Loss Account	1

Balance Sheet	2

Cash Flow Statement	3

Notes to the Financial Statements	4 - 8

CLM Delivery Partner Ltd

Profit & Loss Account
for the year ended 31 December 2007

			4 mths ended
	Note	2007	2006
		£	£
		(unaudited)	(unaudited)

Turnover	1	60,059,050	6,593,409
Cost of sales		(49,920,675)	(6,262,731)
Gross profit		10,138,375	330,678
Administrative expenses		(411,304)	(50,722)
Operating profit	2	9,727,071	279,956
Interest receivable	4	106,067	1,865
Profit on ordinary activities before taxation		9,833,138	281,821
Taxation	5	(2,958,409)	(84,546)
Profit after Taxation		6,874,729	197,275
Ordinary dividend - Final paid £3,000 per share (2006: Nil)		(3,000,000)	—
Retained profit for the year		3,874,729	197,275

All items in the profit and loss account relate to continuing operations.

There is no material difference between the profit on ordinary activities before taxation and the profit for the year as stated above and their historical cost equivalents.

The company has no recognised gains and losses other than those shown above and therefore, no separate statement of total recognised gains and losses has been presented.

CLM Delivery Partner Ltd

Balance Sheet
as at 31 December 2007

		2007		2006
		(unaudited)		(unaudited)
	Note	£	£	£	£

Assets

Debtors	6	19,946,257		4,891,150
Cash at bank and in hand		784,744		2,481,436
		20,731,001		7,372,586

Creditors	7	(16,657,997)		(7,174,311)
Net current assets			4,073,004		198,275

Net assets			4,073,004		198,275

Capital and reserves

Called up share capital	8		1,000		1,000
Profit and loss reserve	9		4,072,004		197,275

Equity shareholders’ funds	9		4,073,004		198,275

CLM Delivery Partner Ltd

Cash Flow Statement
for the year ended 31 December 2007

			4 mths ended
	Note	2007	2006
		£	£
		(unaudited)	(unaudited)

Net cash inflow from operating activities	11	1,281,787	2,479,571

Returns on investments and servicing of finance
Interest Received		106,067	1,865
		1,387,854	2,481,436

Dividend Paid		(3,000,000)	—

Corporation Taxation Paid		(84,546)	—

(Decrease) / Increase in cash in the period		(1,696,692)	2,481,436

Reconciliation of cashflow to movement in net funds

Balance at end of year		784,744	2,481,436

Opening balance		2,481,436	—

(Decrease) / Increase in funds for the year		(1,696,692)	2,481,436

CLM Delivery Partner Ltd

Notes to Financial Statements
for the year ended 31 December 2007

1      Accounting Policies

1.1  Basis of preparation of accounts

These financial statements have been prepared under the historical cost convention and in accordance with the Companies Act 1985 and applicable Accounting Standards in the United Kingdom, which have been applied consistently with the prior year. A summary of the more important policies is set out below.

1.2  Turnover

Turnover represents the estimated sales value of work done in the year, including amounts not invoiced. All turnover is generated from the United Kingdom.

1.3  Profit recognition

Profit is calculated on an individual task order basis as the element of profit forecast at completion that can prudently be attributed to the proportion of work done at the period end. Immediate provision is made for all foreseeable unrecoverable amounts if projections of future costs require it.

1.4  Pension costs

The company does not have its own defined contribution pension fund and contributions are made where necessary to independent staff pension schemes.

2      Operating Profit

Operating Profit is stated after charging:

		4 mths ended
	2007	2006
	£	£
	(unaudited)	(unaudited)

Auditors’ remuneration for audit services	40,000	17,500
Auditors’ remuneration for other services	24,050	4,000
	64,050	21,500

CLM Delivery Partner Ltd

Notes to Financial Statements
for the year ended 31 December 2007

3      Employees and Directors

Personnel, other than those engaged via agencies and sub consultants in CLM’s supply chain, are employed directly or by companies within the consortium members, and costs in respect of those individuals are charged in the normal course of trading as Cost of Sales. The directors of CLM currently make no separate charges for their services.

	2007	2006
	No.	No.

The average monthly numbers of personnel, including directors, employed by CLM directly or by consortium members during the year were:	204	93

		4 mths ended
	2007	2006
	£	£
	(unaudited)	(unaudited)

Aggregate remuneration and related cost of these staff:
Wages and salaries	13,561,691	2,076,958
Social security costs	1,334,193	235,277
Other pension costs	575,110	97,921
	15,470,994	2,410,156

4      Interest Receivable

Bank interest	106,067	1,865
	106,067	1,865

5      Taxation

United Kingdom corporation tax
Current tax on income for the year	2,963,432	84,546
Adjustment in respect of prior year	(5,023)	—
Tax on profit	2,958,409	84,546

Current tax reconciliation

Profit on ordinary activities before tax	9,833,138	281,821
Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 30% (2006: 30%) and actual current taxation charge	2,949,942	84,546

- effects of expenditure that is not tax deductible	13,490	—
	2,963,432	84,546

CLM Delivery Partner Ltd

Notes to Financial Statements
for the year ended 31 December 2007

5      Taxation (continued)

A number of changes to the UK Corporation Tax System were announced as part of the March 2007 budget statement. Certain of these changes were substantially enacted in the 2007 Finance Act on 26 June 2007. This includes a proposal to reduce the standard corporation tax rate from 30% to 28% with effect from 1 April 2008, the change has not yet been substantively enacted at the balance sheet date and therefore is not quantified in the financial statements.

Certain other charges are expected to be enacted in the 2008 Finance Act. The impact of these changes will be recognised in the period in which the 2008 Finance Act becomes substantively enacted, which is expected to be in the year to 31 December 2008.

6      Debtors

Amounts falling due within one year	2007	2006
	£	£
	(unaudited)	(unaudited)

Trade debtors	17,165,959	4,750,400
Amounts due from consortium members	—	1,000
Prepayments and accrued income	71,581	—
Amounts recoverable on long-term contracts	2,708,717	139,750
	19,946,257	4,891,150

7      Creditors: amounts falling due within one year

Trade and sub consultant creditors	4,253,496	1,179,438
Amounts owed to consortium members	6,072,483	4,405,307
Corporation tax	2,958,409	84,546
Other taxes and social security	823,209	245,453
Other accruals	2,319,853	1,129,930
Payments on account	230,547	129,637
	16,657,997	7,174,311

Amounts due to consortium members are unsecured, interest free and payable on demand.

CLM Delivery Partner Ltd

Notes to Financial Statements
for the year ended 31 December 2007

8      Share capital

	2007	2006
	£	£
	(unaudited)	(unaudited)
Authorised equity
1,000 ordinary shares of £1 each	1,000	1,000

Allotted, called up and paid equity
1,000 ordinary shares of £1 each	1,000	1,000

9    Reconciliation of movements in equity shareholders’ funds

		Profit		Total
	Share	and loss	Total	4 mths ended
	capital	reserve	2007	2006
	£	£		£
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Opening shareholders’ funds	1,000	197,275	198,275	—
Shares issued in year	—	—	—	1,000
Profit for the year	—	3,874,729	3,874,729	197,275
Closing shareholders’ funds	1,000	4,072,004	4,073,004	198,275

10   Related party transactions

During the year the company incurred employment, travel and subsistence costs from its consortium members, CH2M Hill International Ltd, Laing O’Rourke Holdings Ltd and Mace Ltd and their associated undertakings, in the normal course of business. The amounts charged during the year and balances outstanding at the year end were as follows:

	Charged during the current year	Outstanding Balance at 31 December 2007	Outstanding Balance at 31 December 2006
	£	£	£
	(unaudited)	(unaudited)	(unaudited)
CH2M Hill International Ltd	15,061,449	2,570,968	2,098,257
Laing O’Rourke Holdings Ltd	7,809,606	1,734,914	1,075,872
Mace Ltd	8,810,118	1,766,601	1,231,178
	31,681,173	6,072,483	4,405,307

CLM Delivery Partner Ltd

Notes to Financial Statements
for the year ended 31 December 2007

11   Reconciliation of operating profit to net cash flow from operating activities

		4 mths ended
	2007	2006
	£	£
	(unaudited)	(unaudited)

Operating profit	9,727,071	279,956
Increase in debtors	(15,055,107)	(4,890,150)
Increase in creditors	6,609,823	7,089,765
Net cash inflow from operating activities	1,281,787	2,479,571

12   Ultimate Parent Company

CH2M Hill International Ltd (37.5%), Laing O’Rourke Holdings Ltd (37.5%) and Mace Ltd (25%) are the controlling parties of the company.